UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 29, 2010

NEXCEN BRANDS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On July 29, 2010, NexCen Brands, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) at which four proposals were presented to the Company’s stockholders for consideration.  At the Special Meeting, a majority of the shares of the Company’s common stock issued and outstanding as of the record date of June 4, 2010, as represented by proxy or in person, voted in favor of all four proposals.

The four matters presented for consideration were: (1) the sale of substantially all of the assets of the Company to Global Franchise Group, LLC, an affiliate of Levine Leichtman Capital Partners IV, L.P., pursuant to the terms of the Acquisition Agreement, dated May 13, 2010, between the Company and Global Franchise Group, LLC (the “Asset Sale”), (2) the plan of complete dissolution and liquidation of the Company, including the liquidation and dissolution of the Company contemplated thereby, following the closing of the Asset Sale, (3) an amendment to the Company’s certificate of incorporation to reduce the number of authorized shares of capital stock from 1 billion shares of common stock and 1 million shares of preferred stock to 100 million shares of common stock and 1 million shares of preferred stock, and (4) authorization for the Company’s Board of Directors to adjourn the Special Meeting, in its discretion, if the voting power of holders of the Company’s common stock represented and voting in favor of the asset sale proposal, the plan of dissolution proposal or the share reduction proposal was insufficient to approve any of such proposals under Delaware law.  These proposals were described in detail in the Company’s definitive Proxy Statement for the Special Meeting filed with the Securities Exchange Commission on June 11, 2010.

At the Special Meeting, a total of 41,252,886 shares, or 72.4%, of the Company’s common stock issued and outstanding as of the record date of June 4, 2010, was represented by proxy or in person.  Computershare, the Company’s independent inspector of elections at the Special Meeting, has certified the voting results.  The results of the Special Meeting are as set forth below.

Proposal 1
The asset sale proposal was approved by the Company’s stockholders by the following vote:

For	Against	Abstentions	Broker Non-Votes
37,017,104	4,026,904	208,878	0

Proposal 2
The plan of dissolution proposal was approved by the Company’s stockholders by the following vote:

For	Against	Abstentions	Broker Non-Votes
32,562,467	8,503,591	186,828	0

Proposal 3
The share reduction proposal was approved by the Company’s stockholders by the following vote:

For	Against	Abstentions	Broker Non-Votes
32,596,077	8,459,727	197,082	0

Proposal 4
The adjournment proposal was approved by the Company’s stockholders by the following vote:

For	Against	Abstentions	Broker Non-Votes
35,415,767	5,627,800	209,319	0

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on July 29, 2010.

NEXCEN BRANDS, INC.

/s/ Sue J. Nam
By:	Sue J. Nam
Its:	General Counsel